Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Symphony Credit Opportunities Fund
Nuveen Symphony Floating Rate Income Fund and
Nuveen Symphony High Yield Bond Fund

each a series in Nuveen Investment Trust III (the  Trust )

811-09037


We hereby incorporate by reference a new
Investment Advisory Agreement and a new Sub-
Advisory Agreement for each Fund.  The new
Investment Advisory Agreement was filed as Exhibits 99D.1 and 99D.2 under Conformed
Submission Type 485APOS, accession number
0001193125-14-416419, on November 18, 2014.  A
new Sub-Advisory Agreement for each of the above-listed Funds was filed as Exhibit 99D.3 in the same filing.